                                                                   EXHIBIT 10.25

                 AGREEMENT RESPECTING EMPLOYEE BENEFITS MATTERS


     THIS AGREEMENT RESPECTING EMPLOYEE BENEFITS MATTERS is made as of the 2nd day of March, 1996, by and among MORRISON RESTAURANTS INC., a Delaware corporation ("MRI"), MORRISON FRESH COOKING, INC., a Georgia corporation ("MFCI"), and MORRISON HEALTH CARE, INC., a Georgia corporation ("MHCI").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, MFCI and MHCI are presently wholly-owned subsidiaries of MRI;

     WHEREAS, the Board of Directors of MRI has determined that it is appropriate and desirable to reincorporate MRI in Georgia by merging MRI into Ruby Tuesday (Georgia), Inc., a wholly-owned subsidiary of MRI ("RTI-Georgia") and to merge Ruby Tuesday, Inc., a Delaware corporation and wholly owned subsidiary of MRI, into RTI-Georgia substantially simultaneously, with the surviving corporation to be a Georgia corporation known as Ruby Tuesday, Inc. ("RTI");

     WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of MRI, MRI contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of MFCI and MHCI (the "Distributions"); and

     WHEREAS, the parties now desire to enter into a separate agreement describing their respective rights and obligations concerning certain employee benefit and related matters relative to programs currently maintained by MRI for the benefit of employees, former employees, directors and former directors of MRI, MFCI and MHCI collectively;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:


     1.  Tax-Qualified Retirement Plans.  MRI currently maintains the Morrison
         ------------------------------
Restaurants Inc. Salary Deferral Plan (the "Salary Deferral Plan") and the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan")(collectively, the "Tax-Qualified Retirement Plans"). As soon as practicable, but no later than the day before the effective date of the Distributions (the "Spinoff Date"), MFCI and MHCI shall adopt both Tax-Qualified Retirement Plans. Prior to the Spinoff Date, MRI shall amend the Tax-Qualified Retirement Plans, as necessary, to clarify that the Distributions will not constitute a termination of employment for benefit distribution or other related purposes under the Tax-Qualified Retirement Plans so long as a participant remains continuously employed by RTI, MFCI or MHCI from and after the Spinoff Date and, with respect to the Salary Deferral Plan, to clarify further that no contributions shall be made for periods of service after the Spinoff Date by or on behalf of those participants who do not continue in the employ of RTI thereafter. Effective as of the Spinoff Date, MFCI and MHCI shall withdraw from the Salary
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Deferral Plan.  With respect to the maintenance and operation of the Tax-
Qualified Retirement Plans following the Spinoff Date, the parties agree as follows:

          a. Salary Deferral Plan. MFCI and MHCI shall each establish by, or as soon as practicable after, the Spinoff Date a defined contribution savings plan designed to qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and to preserve "protected benefits," within the meaning of Code Section 411(d)(6), accrued by participants under the Salary Deferral Plan as of the Spinoff Date (each a "Replacement 401(k) Plan"). Those participants of the Salary Deferral Plan who become employees of either MFCI or MHCI by the Spinoff Date shall be eligible for immediate participation in the applicable Replacement 401(k) Plan, with full credit for their service with MRI prior to the Spinoff Date for purposes of determining the level of each participant's matching contributions. As of the Spinoff Date, MFCI and MHCI shall withdraw from the Salary Deferral Plan and, as soon as practicable thereafter, MFCI and MHCI shall each request that RTI cause a spin off and transfer from the Salary Deferral Plan trust to the applicable Replacement 401(k) Plan an amount in kind equal to the aggregate account balances, as of the date of any such transfer, of those Salary Deferral Plan participants who, by the Spinoff Date, have become employees of the requesting party. If either MFCI or MHCI, or both, request such a spin off, then the transfer of assets shall occur as soon as practicable following (a) the Spinoff Date, (b) the establishment and designation of the applicable Replacement 401(k) Plan, (c) either (i) the receipt of a favorable determination letter issued by the Internal Revenue Service with respect to such plan or (ii) the filing of a favorable determination letter application with the Internal Revenue Service and a written commitment from MFCI or MHCI, as applicable, to exert its best efforts to obtain such a favorable determination letter and (d) the expiration of 30 days after RTI and the requesting party have filed Form 5310-A, if necessary, with the Internal Revenue Service. As a condition to the receipt of such an asset transfer by the Replacement 401(k) Plan trust, MFCI or MHCI, as the case may be, shall cause such plan to assume and fully perform, pay and discharge all obligations and liabilities of RTI (as successor to MRI) and the Salary Deferral Plan for and with respect to those Salary Deferral Plan participants whose account balances were so received.

          MFCI and MHCI shall each cause the Replacement 401(k) Plan which it establishes to hold at least three percent (3%) of the outstanding shares of the common stock of that company as soon as practicable after the Distributions, if necessary, by acquiring a sufficient number of shares of such common stock directly from MFCI or MHCI, as the case may be, in exchange for a promissory note to be repaid over a period of up to ten (10) years.

          b. Retirement Plan. Following the Spinoff Date, RTI, as successor to MRI, shall continue as the Retirement Plan's "Primary Sponsor" (as defined therein) and MFCI and MHCI shall continue as adopting affiliates until the earlier of (a) the termination of the Retirement Plan, which termination shall be initiated at the sole discretion of RTI and shall necessarily result in cessation of the collective sponsorship of the Retirement Plan, or (b), as to the individual sponsorship by RTI, MFCI or MHCI, until final payment of all benefits

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     accrued in favor of Retirement Plan participants allocated to that sponsor.
     Retirement Plan participants shall be allocated among RTI, MFCI and MHCI based upon the following rules: (i) active employees who are participants shall be allocated on the basis of who their employer is on the Spinoff Date, (ii) former employees (other than former corporate personnel) who are participants (whether deferred vested or retirees) shall be allocated on the basis of the line of business for whom they performed the majority of their services at the time of their termination of employment and (iii) corporate personnel who are participants and who are former employees, but who were never allocated to a particular line of business, shall be allocated to RTI. Each sponsor shall share future funding obligations under the Retirement Plan in the same proportion that the accrued benefit liabilities of the participants allocated to it bear to the total accrued benefit liabilities of all participants, as determined by the Retirement Plan actuary. RTI, MFCI and MHCI shall share the annual administrative costs of maintaining the Retirement Plan for expenses incurred during the period that each continues as a sponsor of the Retirement Plan in the same ratio as future funding obligations are shared for the relevant plan year. RTI, or its designee, shall serve as the Retirement Plan's "Plan Administrator" (as defined therein) until the Retirement Plan is terminated or, if earlier, should its individual sponsorship cease pursuant to Clause 1.b.(b) above. As Primary Sponsor, RTI shall have the authority to amend the Retirement Plan to comply with applicable laws and the form and timing of such amendments shall be determined by RTI in its sole discretion; however, any amendment which would increase benefit accruals or would expand the class of participants shall require the consent of all parties who are then sponsoring the Retirement Plan. The parties agree to maintain such records and provide such information as necessary to assist the Retirement Plan's Plan Administrator in the discharge of its duties, including the preparation and submission of necessary reports to government agencies. If any sponsor of the Retirement Plan seeks to withdraw as a sponsor prior to the events described in Clauses 1.b.(a) or 1.b.(b) above in the event of a sale of that company, its liquidation or for any other reason, that portion of the Retirement Plan consisting of the accrued benefit liabilities attributable to participants allocable to the withdrawing party, and a proportionate portion of the plan's assets, shall be spun-off in accordance with Treasury Regulation Section 1.414(l)-1 to a separate plan, which assumes such liabilities and accepts such assets, to be maintained by the withdrawing party. If the conditions for such a spinoff can not be satisfied, any sponsor's withdrawal shall be conditioned upon its making arrangements satisfactory to the remaining sponsors concerning the withdrawing sponsor's share of future funding obligations under the Retirement Plan.


     2.   Non-Qualified Pension Plans.  Prior to the Spinoff Date, MRI shall
          ---------------------------
amend the Morrison Restaurants Inc. Executive Supplemental Pension Plan (the "ESP") and the Morrison Restaurants Inc. Management Pension Plan (the "MRP")(collectively, the "Non-Qualified Pension Plans") to clarify that the Distributions will not constitute a termination of employment for purposes of determining the commencement of benefit payments under the Non-Qualified Pension Plans so long as a participant remains continuously employed by RTI, MFCI or MHCI from and after the Spinoff Date and to clarify further that benefit accruals under the Non-Qualified Pension Plans shall cease as of the Spinoff Date for those participants who do not continue in the employ of RTI thereafter. As soon as practicable, but no later than the day before the Spinoff Date, MFCI and MHCI shall adopt both Non-Qualified Pension Plans. Effective as of the Spinoff Date, MFCI and MHCI shall withdraw from each of the Non-Qualified Pension Plans. As of the Spinoff Date, MFCI and MHCI each shall establish by, or as soon as practicable after, such date retirement plans and related grantor trusts (collectively, the "Replacement Plans") substantially similar to the Non-Qualified Pension Plans and the related grantor trust maintained with respect to the Non-Qualified Pension Plans. Those participants of the Non-Qualified Pension Plans who become employees of either MFCI or MHCI by the Spinoff Date shall participate in the Replacement Plans, with full credit for benefit accrual purposes for their service with MRI prior to the Spinoff Date, but subject to the condition that such a participant deliver within ninety days after the Spinoff Date to RTI, as successor to MRI, an appropriate release, in form satisfactory to RTI, releasing RTI and its affiliates (other than MFCI or MHCI, as the case may be) from liability for the benefits accrued by that participant as of the Spinoff Date under the Non-Qualified Pension Plans. With respect to each such release delivered to RTI, RTI shall cause to be transferred to a grantor trust established by MFCI or MHCI, as the case may be, a proportionate share of the assets of the grantor trust which MRI currently maintains in conjunction with the Non-Qualified Pension Plans. That portion of the assets earmarked for the payment of benefits under the ESP or MRP, as the case may be, to be delivered to each recipient grantor trust shall be in the same proportion that the accrued benefit liabilities of those participants in the corresponding Replacement Plan who have delivered acceptable releases to RTI bear to the total accrued benefit liabilities of all participants in the ESP or MRP, as applicable. Upon receipt of such an asset transfer by the grantor trust maintained by MFCI or MHCI, as the case may be, the recipient company shall assume and fully perform, pay and discharge all obligations and liabilities of RTI (as successor to MRI) for and with respect to the accrued benefits under the Non-Qualified Pension Plans of those participants who became employees of the recipient company by the Spinoff Date.


     3.   Non-Qualified Deferred Compensation Plan for Employees.  Prior to the
          ------------------------------------------------------
Spinoff Date, MRI shall amend the Morrison Restaurants Inc. Deferred Compensation Plan (the "DCP") to clarify that the Distributions will not constitute a termination of employment for purposes of determining the commencement of benefit payments under the DCP so long as the participant remains continuously employed by RTI, MFCI or MHCI from and after the Spinoff Date and to clarify further that salary deferral and matching credits under the DCP shall cease as of the Spinoff Date for those participants who do not continue in the employ of RTI thereafter. As of the Spinoff Date, MFCI and MHCI each shall establish by, or as soon as practicable after, such date a non-qualified deferred compensation plan substantially similar to the DCP (a "Replacement DCP") and related grantor trust. MFCI and MHCI employees who are participants in the DCP shall be given the opportunity to continue participation in the Replacement DCP, with full credit for years of service with MRI prior to the Spinoff Date for purposes of determining their level of matching credit under the Replacement DCP, but subject to the condition that any such participant deliver within ninety days after the Spinoff Date to RTI, as successor to MRI, an appropriate release, in form satisfactory to RTI, releasing RTI and its affiliates (other than MFCI or MHCI, as the case may be) from any liability for benefits under the DCP. With respect to each such release delivered to RTI, RTI shall cause to be transferred to a grantor trust established by MFCI or MHCI, as the case may be, a proportionate share of the assets of the grantor trust which MRI currently maintains in conjunction with the DCP and MFCI or MHCI, as the case may be, shall assume the corresponding liabilities. That portion of the assets earmarked for the payment of benefits under the DCP to be delivered to each recipient grantor trust shall be in the same proportion that the accrued benefit liabilities of those participants in the corresponding Replacement DCP who have delivered acceptable releases to RTI bear to the total accrued benefit liabilities of all participants in the DCP.


     4.   Welfare Benefit Plans.  MRI currently maintains various "employee
          ---------------------
welfare benefit plans," within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, (collectively, the "MRI Welfare Plans") for the benefit of its employees and the employees of its affiliates. RTI or, where appropriate, the MRI Welfare Plans shall retain liability for and shall pay when due all benefits attributable to claims incurred prior to the Spinoff Date. RTI, or where appropriate, the MRI Welfare Plans that are "group health plans" shall retain liability for and shall pay when due all benefits attributable to "qualified beneficiaries" who became entitled to "continuation coverage" (as those terms in quotations are defined in Code Section 4980B) at any time immediately prior to the Spinoff Date. MFCI and MHCI shall establish, as of the Spinoff Date, employee welfare benefit plans substantially similar to the MRI Welfare Plans as then in effect. Employees of MRI, MFCI or MHCI who retire prior to the Spinoff Date and are eligible for retiree benefits under one or more MRI Welfare Plans shall continue to be eligible for benefits under each such plan following the Spinoff Date pursuant to the terms of the plan, as the same may be amended from time to time thereafter and until such time as such plan may be terminated; provided, however, that MFCI and MHCI, as the case may be, shall reimburse RTI annually for the employer portion of the cost of retiree health coverage of each retiree who performed the majority of his or her services for that respective line of business during the calendar year in which the retiree retired prior to the Spinoff Date.

     The parties shall cause the funding status of the trust, or portion thereof, which serves as the source of benefits under the MRI Welfare Plans providing major medical coverage to participants to be determined as of the Spinoff Date as soon as practicable after the Distributions and the parties hereto shall effect an appropriate adjustment depending upon the results of such determination in accordance with this paragraph. If the trust, or portion thereof, is determined to be underfunded as of that date, MFCI and MHCI shall each pay amounts directly to RTI equal to their proportionate share of the underfunding. If the trust, or portion thereof, is determined to be overfunded as of that date, RTI shall pay amounts directly to MFCI and MHCI equal to their proportionate share of the overfunding. Any amounts determined to be due pursuant to this paragraph shall be paid within thirty (30) days after such determination. For purposes of this paragraph, a party's proportionate share of any overfunding or underfunding shall be based upon that party's employer contributions to the trust with respect to MRI Welfare Plans providing major medical coverage for the third quarter of fiscal 1996 as compared to the aggregate of all such contributions by each of the parties to such MRI Welfare Plans for the same period.

     5.   Equity-Based Compensation Plans. The parties agree to take the
          -------------------------------
following actions on or before the Spinoff Date with respect to those equity-based compensation plans currently maintained by MRI as well as those to be adopted by MFCI and MHCI:

          a.  MRI Plans.  MRI shall:

               i. amend each of its equity-based compensation plans pursuant to which equity-based rights remain outstanding as of the Spinoff Date to clarify that such equity-based rights shall be adjusted on account of the Distributions and to provide that the holder shall not be considered as having experienced a termination of service so long as the holder remains continuously in the service of RTI, MFCI or MHCI from and after the Spinoff Date; and

               ii. cause the committee administering each such plan to adjust those outstanding equity-based rights in accordance with Exhibit A attached hereto.

          b.  MFCI AND MHCI Plans.  MFCI and MHCI shall each:

               i. establish equity-based compensation plans pursuant to which equity-based rights may be granted to, among others, persons holding outstanding rights as of the Spinoff Date under any equity-based compensation plan previously maintained by MRI ("MRI Optionees"); and

               ii. cause the committee administering each such plan to grant to MRI Optionees one or more options to acquire MFCI or MHCI stock, as appropriate, in accordance with Exhibit A attached hereto and to provide that any option issued under each such plan to an MRI Optionee shall not expire on account of a termination of service so long as the holder remains continuously in the service of RTI, MFCI or MHCI from and after the Spinoff Date.

          c. Individual Options. To the extent a present or former employee holds option rights granted outside of any equity-based compensation plan, the parties agree to provide such employee or former employee with the same type of option rights accorded to MRI Optionees, as contemplated by the foregoing provisions of this Section.

     6.   Non-Qualified Deferred Compensation Plan for Directors.  Prior to the
          ------------------------------------------------------
Spinoff Date, MRI shall amend the Morrison Restaurants Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "SIDCP") to clarify that the Distributions will not constitute a termination of service for purposes of determining the commencement of benefit payments under the SIDCP or for purposes of determining the vested status of restricted stock granted under the SIDCP so long as the director continues to serve on the Board of Directors of RTI, MFCI or MHCI from and after the Spinoff Date; to clarify that RTI stock, MFCI stock and MHCI stock received in exchange for restricted MRI stock granted pursuant to the SIDCP shall remain subject, to the same extent, to the same restrictions and conditions; and to clarify that fee deferral credits under the

SIDCP shall cease as of the Spinoff Date for those participants who do not continue in the service of RTI after the Spinoff Date. As of the Spinoff Date, MFCI and MHCI each shall establish a non-qualified deferred compensation plan substantially similar to the SIDCP (a "Replacement SIDCP"). MFCI and MHCI directors who are participants in the SIDCP, but who cease to serve upon the Board of Directors of MRI as of the Spinoff Date, shall be given the opportunity to transfer their account balances under the SIDCP to any Replacement SIDCP in which they participate following the Spinoff Date, but subject to the condition that the participant deliver to RTI, as successor to MRI, an appropriate release, in form satisfactory to RTI, releasing RTI and its affiliates (other than MFCI or MHCI, as the case may be) from any liability for benefits under the SIDCP. Those participants of any Replacement SIDCP shall be given credit for vesting purposes under the Replacement SIDCP for their years of service with MRI prior to the Spinoff Date. With respect to each participant release delivered to RTI, RTI shall transfer to MFCI or MHCI, as the case may be, assets equal in value to the amount of any account balance so transferred and the recipient company shall assume the corresponding liabilities. As to any director who ceases to serve upon the Board of Directors of MRI as of the Spinoff Date but continues to serve upon the Boards of Directors of both MFCI and MHCI thereafter, such director may elect to have his or her account balance transferred to either the Replacement SIDCP sponsored by MFCI or the Replacement Plan sponsored by MHCI. A director of MRI immediately prior to the Spinoff Date who ceases to serve upon the Board of Directors of RTI following the Spinoff Date shall remain eligible to participate in the SIDCP through the later of (a) the last day of the third quarter of MRI's fiscal year ending March 2, 1996 or
(b) the Spinoff Date.


     7.   Employee Stock Purchase Plan.  As soon as practicable following the
          ----------------------------
Spinoff Date, MFCI and MHCI each shall establish employee stock purchase plans substantially similar to the Morrison Restaurants Inc. Employee Stock Purchase Plan (the "ESPP"). An employee who continues as an employee of either MFCI or MHCI from and after the Spinoff Date shall remain eligible to participate in the ESPP through the last payroll period ending immediately prior to the Spinoff Date.


     8.   Executive Annual Bonus Program.  MFCI and MHCI shall assume liability
          ------------------------------
for and shall pay any annual bonuses earned for fiscal 1996 by those executives who continue in the employ of MFCI or MHCI, as the case may be, from and after the Spinoff Date.


     9.   Management Stock Option Program ("MSOP").  Except as the parties may
          ----------------------------------------
otherwise agree, eligible employees of MFCI or MHCI (other than those occupying the position of general manager and above) immediately prior to the Spinoff Date who continues in the employ with that entity immediately following the Distributions shall remain eligible to participate in the MSOP through fiscal 1996 although any options issued for either the third or fourth fiscal quarter of fiscal 1996 shall be issued with respect to the stock of the entity employing the eligible employee after the Spinoff Date.

     10.  Change of Control Agreements.  MFCI and MHCI shall each enter into
          ----------------------------
change of control agreements (the "Replacement Change of Control Agreements") with those executives of MRI who become employees of MFCI or MHCI from and after the Spinoff Date and who are party to existing change of control agreements with MRI (the "Existing Change of Control Agreements"). The Replacement Change of Control Agreements shall be substantially similar to the Existing Change of Control Agreements.


     11.  Executive Life Insurance Plan.  As soon as practicable following the
          -----------------------------
Spinoff Date, MFCI and MHCI each shall establish executive life insurance plans substantially similar to the Morrison Restaurants Inc. Executive Life Insurance Plan (the "ELIP"). Those participants of the ELIP who become employees either of MFCI or MHCI by the Spinoff Date shall cease participation in the ELIP as of the Spinoff Date. Subject to the consent of each such participant, MRI shall assign to MFCI or MHCI, as the case may be, the collateral assignments executed in its favor by those participants.


     12.  Credit for Past Service with MRI.  An employee of MFCI or MHCI
          --------------------------------
immediately prior to the Spinoff Date who continues in the employ with that entity immediately following the Distributions shall be given credit for all years of service with MRI performed prior to the Spinoff Date with respect to matters of employment generally, including participation in employee benefit plans or fringe benefit arrangements, whether or not such service credit is expressly provided for elsewhere in this Agreement as to any particular employee benefit plan or fringe benefit arrangement.


     13.  Reimbursement of Employee Benefit Expenses.  Except as otherwise
          ------------------------------------------
expressly provided for herein, MFCI and MHCI shall reimburse MRI for those expenses attributable to the cost of contributions and expenses related to the maintenance of employee benefits plans, for those employees of MFCI or MHCI, as the case may be, incurred prior to the Spinoff Date.


     14.  Allocation of Certain Liability.  From and after the Spinoff Date, RTI
          -------------------------------
(as successor to MRI), MFCI and MHCI shall each be primarily liable for the benefits accrued under the Non-Qualified Pension Plans or Replacement Plans which it maintains and shall indemnify and hold harmless each of the other parties hereto from and against any and all claims, liabilities, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising out of or relating to any claim for benefits by any participant or beneficiary under such plans. Notwithstanding the foregoing, in the event of the insolvency of any party to this Agreement whereby all or a portion of the assets of the grantor trust maintained by that party to provide a source for the payment of benefits under the Non-Qualified Pension Plans or the corresponding Replacement Plans (the "Affected Plans"), as the case may be, are paid to the party's creditors, each other party hereto hereby agrees to pay directly to each participant of an Affected Plan (the "Affected Participants") their proportionate share of the accrued benefit that an Affected Participant had earned under the Non-

Qualified Pension Plan in which the Affected Participant was a participant as of the Spinoff Date (or if the Affected Participant was then a participant in both Non-Qualified Pension Plans, the Non-Qualified Pension Plan under which the Affected Participant had the greater accrued benefit), with such proportionate share to be payable at such time and in such manner as if the Affected Participants were to be paid pursuant to the applicable Non-Qualified Pension Plan pursuant to its terms as in effect on the Spinoff Date. The obligations assumed by each of the indemnifying parties pursuant to this Section are to be shared equally and, to the extent any one indemnifying party shall pay more than its share of the obligations created pursuant to this Section, then that party shall have a right of contribution against any other party obligated to make payments to Affected Participants pursuant to this Section.


     15.  Amendment or Termination of Employee Benefit Plans.  Except as
          --------------------------------------------------
otherwise expressly provided herein, nothing in this Agreement is intended or does in fact limit the ability of MRI, RTI, MFCI or MHCI, as applicable, in its sole discretion, from amending or terminating any employee benefit plan or fringe benefit arrangement which it now maintains or may hereafter establish at any time or for any reason nor does anything herein empower any party hereto to unilaterally reduce any vested benefits accrued by participants under such plans or arrangements prior to any such amendment or termination.


     16.  Further Assurances.  Each party covenants that it will execute such
          ------------------
additional instruments and take such actions as may be reasonably requested by the other to confirm or perfect or otherwise carry out the intent and purposes of this Agreement, including, but not limited to, sharing of participant information as necessary to facilitate administration of employee benefit plans and arrangements and the delivery to each other party of Forms S-8 prepared by a party for its equity-based compensation plans.


     17.  No Waiver.  No failure by either party to insist upon the strict
          ---------
performance of any term, covenant, condition or provision of this Agreement, or to exercise any right or remedy consequent upon an event of default hereunder, shall constitute a waiver of any such default or of such term, covenant, condition or provision or a waiver or relinquishment for the future of the right to insist upon and to enforce by any appropriate legal remedy a strict compliance with all the terms, covenants, conditions and provision of this Agreement, or of the right to exercise any such rights or remedies, if any default by the other party be continued or repeated. No breach of this Agreement shall be waived except as set forth in a written instrument executed by the party waiving such breach. No waiver of any breach shall affect or alter this Agreement but every term, covenant, condition and provision of this Agreement shall continue in full force and effect with respect to any other existing or subsequent breach hereof. Any failure on the part of any party hereto to comply with any of its obligations hereunder may be waived by the other party.

     18.  Captions.  The captions of the Sections of this Agreement have been
          --------
inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.


     19.  Amendment of Agreement.  This Agreement may be amended only by a
          ----------------------
written agreement duly executed by all of the parties hereto.


     20.  Applicable Law.  This Agreement shall be construed and enforced in
          --------------
accordance with the laws of the State of Georgia, to the extent not preempted by federal law.


     21.  Multiple Counterparts.  This Agreement may be executed in multiple
          ---------------------
counterparts, each of which shall be regarded for all purposes as an original constituting but one and the same instrument.


     22.  Severability.  If any one or more of the Sections, sentences or other
          ------------
portions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of any such Section, sentence, or other portion of this Agreement shall in no way affect the validity or effectiveness of the remainder of this Agreement, and this Agreement shall continue in force to the fullest extent permitted by law.


     23.  Assignments.  Except as otherwise provided herein, no party hereto
          -----------
shall give, assign or pledge its rights under this Agreement without the consent of the other parties.


     24.  Notices; Demands; Requests.  All notices, demands and requests to be
          --------------------------
given or made hereunder to or by any party shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses and will be deemed given on the date on which such notice is received:

     (a)  As to MRI/RTI:

                    Morrison Restaurants Inc.
                    4721 Morrison Drive
                    Mobile, Alabama  36625-0001
                    Attention:  Pfilip G. Hunt, Esq.

     (b)  As to MFCI:

                    Morrison Fresh Cooking, Inc.
                    4893 Riverdale Road
                    Suite 260
                    Atlanta, GA  30337
                    Attention:  Mitchell S. Block, Esq.

     (c)  As to MHCI:

                    Morrison Health Care, Inc.
                    4893 Riverdale Road
                    Suite 260
                    Atlanta, GA  30337
                    Attention:  John E. Fountain, Esq.

     Any of such addressees and addresses may be changed at any time upon written notice given in accordance with this Section to the other party by the party effecting the change. Any time periods commencing with notice prescribed by the terms of this Agreement shall commence with the date of receipt of written notice as provided under this Section.


     25.  Survival of Covenants.  All covenants set forth herein shall survive
          ---------------------
the execution of this Agreement.


     26.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties with respect to the transactions contemplated hereby and supersedes all other prior and contemporaneous agreements, undertakings, negotiations, discussions and representations, oral or written, between or among the parties.


     27.  Specific Performance.  This Agreement and each and every provision
          --------------------
hereof shall be specifically enforceable. Each party hereto upon the introduction and presentation to the applicable court having jurisdiction over the matter of evidence showing a material breach by the other party hereto shall be entitled to injunctive relief mandating specific performance. In addition, each party shall have all of the rights and remedies conferred in this Agreement or now or hereafter conferred at law or in equity, which rights and remedies are cumulative.


     28.  No Third Party Beneficiaries.  Except as provided by Section 14, no
          ----------------------------
person or entity shall be deemed to be a third party beneficiary with respect to the obligations of any party hereto.

     29.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties to this Agreement have caused their corporate names to be subscribed by officers duly authorized as of the date first set forth above.

                         MORRISON RESTAURANTS INC.

                         By: /s/ Pfilip G. Hunt
                             -------------------------------
                         Title:  Senior Vice President
                                -------------------------------
                         MORRISON FRESH COOKING, INC.

                         By: /s/ J. Russell Mothershed
                             -------------------------------
                         Title:  Vice President
                                -------------------------------
                         MORRISON HEALTH CARE, INC.

                         By: /s/ J. Russell Mothershed
                             -------------------------------
                         Title:  Vice President
                                -------------------------------




Agreed to and Acknowledged by:

RUBY TUESDAY, INC.

By: /s/ Pfilip G. Hunt
    -------------------------------
Title:  Senior Vice President
       -------------------------------
                                      12